UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):            January 28, 2015

MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road, Suite 1200
Atlanta, Georgia 30328
(Address of Principal Executive Offices)

(770) 206-4200
(Registrant's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Mueller Water Products, Inc. (the "Company") held its annual meeting of stockholders on January 28, 2015. The stockholders of the Company voted on the following three items:

1.	The election of ten directors to terms ending in 2016.
2.	An advisory resolution on the compensation of the Company's named executive officers.
3.	The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2015.

Proposal 1. Each of the directors listed below was re-elected as a director of the Company. The nominees for director were elected based on the following votes.

Director	Votes For	Votes Withheld	Broker Non-Votes
Shirley C. Franklin	126,213,717	989,442	17,936,863
Thomas J. Hansen	126,255,657	947,502	17,936,863
Gregory E. Hyland	116,573,495	10,629,664	17,936,863
Jerry W. Kolb	126,852,874	350,285	17,936,863
Joseph B. Leonard	126,871,425	331,734	17,936,863
Mark J. O'Brien	126,231,263	971,896	17,936,863
Bernard G. Rethore	126,862,202	340,957	17,936,863
Neil A. Springer	126,872,379	330,780	17,936,863
Lydia W. Thomas	126,238,306	964,853	17,936,863
Michael T. Tokarz	92,313,923	34,889,236	17,936,863

Proposal 2. The proposal to approve, on an advisory basis, the compensation of the Company's named executive officers received the following votes.

Votes for approval	124,915,210
Votes against approval	2,029,007
Abstentions	258,941
Broker Non-Votes	17,936,863

Proposal 3. The proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2015 received the following votes.

Votes for approval	143,552,527
Votes against approval	1,439,548
Abstentions	147,947

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2015	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Keith L. Belknap
Keith L. Belknap
Senior Vice President, General Counsel and Corporate Secretary